EXHIBIT 99.1

StellarOne Corporation Reports Improved Third Quarter Earnings and Asset Quality

CHARLOTTESVILLE, Va., Oct. 21, 2010 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported third quarter 2010 earnings of $3.5 million and net income available to common shareholders, which deducts from net income the dividends and discount accretion on preferred stock, of $3.1 million, or $0.13 net income per diluted common share. Those results compare to a net loss to common shareholders of $9.4 million, or $0.41 loss per diluted common share during the same quarter in the prior year, and net income to common shareholders of $1.1 million or $0.05 per diluted common share recognized for the second quarter of 2010. Strong noninterest income contributions from mortgage banking, lower loan loss provisioning and reduced losses on foreclosed assets offset impacts from higher mortgage indemnification losses and reduced retail banking fees, resulting in the highest earnings level in eight quarters.

Third quarter 2010 notable elements include:

  Nonperforming asset levels decreased $8.4 million on a sequential basis. The ratio of non-performing assets as a percentage of total assets decreased sequentially to 2.13% as of September 30, 2010, compared to 2.36% as of June 30, 2010.

  The third quarter provision for loan losses totaled $3.5 million which compares to a provision for loan losses of $7.4 million for the second quarter of 2010 and $20.1 million for the third quarter of 2009. The third quarter provision for loan losses of $3.5 million compares to net charge-offs of $5.1 million.

  Annualized net charge-offs as a percentage of average loans outstanding were 0.94% for the third quarter of 2010, compared to 2.47% for the corresponding quarter in the prior year and 1.19% for the second quarter of 2010.

  The allowance for loan losses as a percentage of non-performing loans increased. The allowance represents 78.2% of non-performing loans at September 30, 2010, or up 13.4% when compared to 64.8% at June 30, 2010.

  Net interest margin expanded another 4 basis points on a sequential quarter basis, which was the net result of a 16 basis point reduction in the associated cost of funds and a 9 basis point contraction on interest earning assets.

  Noninterest income on an operating basis decreased 4.8% due to lower fee income from retail banking and wealth management, while increased mortgage banking fees were offset by higher losses from mortgage indemnifications.

  Pre-tax, pre-provision earnings amounted to $8.1 million for the third quarter, a decrease of $691 thousand or 7.9% compared to the second quarter of 2010, and an increase of $3.0 million or 58.8% compared to the same period in the prior year.

Operating Noninterest Income Decreases

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $8.0 million for the third quarter of 2010, or down $397 thousand or 4.8% on a sequential basis compared to the second quarter of 2010, and an increase of $217 thousand or 2.8% from $7.7 million for the same period in prior year. Total noninterest income contracted slightly on a sequential basis largely due to higher losses on mortgage indemnifications, lower retail banking revenues and decreased other operating revenues. This decrease was somewhat offset by the elevated revenue contribution from the mortgage banking segment, reduced losses associated with foreclosed assets and $336 thousand in nonrecurring gains recognized on the sale of available for sale securities.

Mortgage banking revenue totaled $2.6 million for the third quarter of 2010, or up $549 thousand or 26.8% compared to $2.1 million for the second quarter of 2010 and up $764 thousand or 41.5% when compared to the same quarter in 2009. The mortgage revenue increase for the third quarter was offset by $809 thousand in indemnification losses accrued in the third quarter of 2010. Losses continue to be related to 2006 and 2007 production from our wholesale division with minimal losses realized from subsequent production periods. These losses were up $340 thousand or 72.5% on a sequential basis and up $753 thousand or greater than 100% when compared to the same quarter in the prior year. In spite of the indemnification impact, the business segment remained modestly profitable for the quarter.

Retail banking fee income amounted to $4.1 million for the third quarter of 2010, a decrease of $170 thousand or 4.0% compared to $4.3 million for the second quarter of 2010. This sequential quarter decrease was attributable to a decrease of $169 thousand in consumer NSF and interchange fee income, which resulted from implementing the modifications to Regulation E that became effective during the current quarter. Based on the initial impact of Regulation E noted during the third quarter, retail banking fee income would contract by approximately $1.5 million to $1.8 million on an annual basis.

Wealth management revenues from trust and brokerage fees for the third quarter of 2010 were $1.1 million or down $135 thousand or 10.6% when compared to $1.3 million realized during the second quarter of 2010, and flat when compared to third quarter of 2009. Lower fee realizations attributed to the revenue decline. Fiduciary assets under management increased to $457.9 million, compared to $455.8 million at June 30, 2010.

Net Interest Margin Expands for Fourth Consecutive Quarter

Net interest income on a tax-equivalent basis amounted to $24.1 million for the third quarter of 2010, which compares to $23.8 million for the second quarter of 2010, and $22.7 million for the same period in prior year. The net interest margin was 3.63% for the third quarter, compared to 3.59% for the second quarter of 2010 and 3.30% for the third quarter of 2009. The average yield on earning assets for the current quarter decreased 9 basis points to 4.84% as compared to 4.93% for the second quarter of 2010, which was offset by improvement in the cost of interest bearing liabilities, which contracted 16 basis points from 1.59% during the second quarter of this year to 1.43% during the third quarter of 2010. The re-pricing sensitivity of interest bearing liabilities outpaced interest earning assets during the third quarter as approximately $196.5 million or 22.5% of the CD portfolio re-priced, while the cost of funds associated with interest checking and money market accounts was reduced by 22 basis points and 4 basis points, respectively. Average earning assets contracted sequentially, with average earnings assets of $2.64 billion at September 30, 2010 or down $21.4 million or 0.8% when compared to $2.67 billion at June 30, 2010.  The net decrease in earning assets for the third quarter 2010 was driven by sequential loan contraction of $24.3 million or 1.1% and a decrease in federal funds sold of $22.9 million or 36.9%, which were offset by increased investment balances of $25.0 million or 6.7%. While new loan production is showing signs of improvement, it has not kept pace with loan contractions attributable to both consumers and businesses reducing the level of debt outstanding, and the Company's continuing deliberate effort to reduce its exposure to construction and real estate lending.

Non-performing Asset Levels Decrease Sequentially

StellarOne's non-performing assets totaled $62.1 million at September 30, 2010, down $8.4 million or 11.9% from $70.6 million at June 30, 2010 and up $15.3 million or 32.8% compared to $46.8 million at September 30, 2009. The ratio of non-performing assets as a percentage of total assets decreased sequentially to 2.13% as of September 30, 2010, compared to 2.36% as of June 30, 2010, and increased compared to 1.55% at September 30, 2009. Non-performing loans totaled $51.1 million at September 30, 2010, down $13.0 million or 20.3% when compared to $64.1 million at June 30, 2010 and up $8.5 million or 19.9% compared to $42.6 million at September 30, 2009. Foreclosed assets totaled $10.5 million, up $4.5 million or 77.0% compared to $6.0 million at June 30, 2010 and up $6.3 million or greater than 100% compared to September 30, 2009. Past due and matured loans between 30 and 89 days totaled $49.3 million at September 30, 2010, up $7.9 million or 19.1% compared to $41.4 million at June 30, 2010.

Annualized net charge-offs as a percentage of average loans receivable amounted to 0.94% for the third quarter of 2010, down compared to 2.22% for the full-year 2009 results and down sequentially from 1.19% for the second quarter of 2010.  Net charge-offs for the third quarter of 2010 totaled $5.1 million or down $1.4 million or 21.9% compared to the $6.5 million realized during the second quarter of 2010 and down $8.8 million or 63.7% when compared to $13.9 million during the third quarter of 2009.

The mix of non-performing loans continues to be weighted to the residential development and construction loan segment of our portfolio. Of the total nonaccrual loans of $51.1 million at September 30, 2010, approximately $23.3 million are residential development and construction loans, of which approximately $13.3 million are located at Smith Mountain Lake, Virginia. Real estate exposure at Smith Mountain Lake was reduced $5.2 million or 15% during the third quarter, resulting in total real estate exposure of $29.5 million at September 30, 2010, as compared to $47.4 million at September 30, 2009.

StellarOne recorded a provision for loan losses of $3.5 million for the third quarter of 2010, a decrease of $16.6 million compared to same period in the prior year and down $3.9 million on a sequential quarter basis. The third quarter 2010 provision compares to net charge-offs of $5.1 million, resulting in an allowance as a percentage of total loans of 1.92% or down three basis points when compared to 1.95% as of June 30, 2010. The allowance represents 78.2% of non-performing loans at September 30, 2010, or up 13.4% when compared to 64.8% at June 30, 2010.

Efficiency Ratio Increases Sequentially

StellarOne's efficiency ratio was 71.81% for the third quarter of 2010, compared to 77.68% for the third quarter of 2009 and 69.05% for the second quarter of 2010. The sequential quarter increase in the efficiency ratio reflects an increase in noninterest expense while total revenues remained relatively flat. Non-interest expense for the third quarter amounted to $23.7 million, or up $875 thousand or 3.8% when compared to the $22.8 million for the second quarter of 2010 and up $918 thousand or 4.0% when compared to the third quarter in 2009. The sequential increase was driven by an increase in FDIC insurance expense of $295 thousand and increases in compensation and benefit expense and appraisal expenses both of which are associated with higher mortgage production levels.  As mentioned previously, mortgage revenues were elevated during the quarter, but were offset by an increase in mortgage indemnification expense incurred.

Strong Capital Levels Enhanced By Earnings Retention

StellarOne's risk-based capital ratios remain well above regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 9.96% at September 30, 2010 compared to 9.57% at June 30, 2010. Tier 1 risk-based and total risk-based capital ratios were 14.49% and 15.74%, respectively, at September 30, 2010 compared to 14.01% and 15.27% at June 30, 2010. Excluding the $30 million in preferred stock issued in connection with participation in the TARP program, StellarOne's Tier 1 risk-based common ratio was 13.19% compared to 12.67% at June 30, 2010. Shareholder's equity, excluding the preferred stock, represented 13.68% of total assets at September 30, 2010, while book value per common share was $17.56 per share.

Balance Sheet Remains Liquid and Contracts Slightly

Average loans for the third quarter of 2010 were $2.14 billion, or down approximately 1.4% when compared to $2.17 billion for the second quarter of 2010. Average securities were $397.9 million for the third quarter, up $25.0 million or 6.7% from $372.9 million for the second quarter of 2010. Average deposits for the third quarter of 2010 were $2.38 billion or down slightly from $2.39 billion on a sequential quarter basis. Average interest bearing deposits decreased sequentially by approximately $20.2 million, while non-interest bearing deposits increased approximately $4.0 million. At September 30, 2010, total assets were $2.92 billion, compared to $2.99 billion at June 30, 2010. Cash and cash equivalents were $108.9 million at September 30, 2010, a decrease of $17.4 million or 13.8% compared to $126.3 million at June 30, 2010.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 56 full-service financial centers, one loan production office, and a suite of ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne's third quarter 2010 earnings conference call at 11:00 a.m. (EDT) today, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 2:00 p.m. (EDT) on Thursday, October 21, 2010 through midnight (EDT) on Wednesday, October 27, 2010, by dialing toll free (800) 642-1687 and using passcode #17939843.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense less amortization of intangibles, foreclosed property expense and goodwill impairments as a percent of the sum of net interest income on a tax equivalent basis and non-interest income excluding only gains on securities. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. It also refers to operating earnings, which reflects net income adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity and Tier 1 common equity ratios are used by management to assess the quality of capital and management believes that investors may find them useful in their analysis of the company. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets, and (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

SELECTED FINANCIAL DATA
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended September		Nine Months Ended September
	2010	2009	2010	2009
Interest income - taxable equivalent	$ 32,248	$ 35,141	$ 98,098	$ 107,503
Interest expense	8,048	12,473	26,962	39,312
Net interest income - taxable equivalent	24,200	22,668	71,136	68,191
Less: taxable equivalent adjustment	666	699	1,886	1,894
Net interest income	23,534	21,969	69,250	66,297
Provision for loan and lease losses	3,500	20,050	17,550	34,300
Net interest income after provision for loan and lease losses	20,034	1,919	51,700	31,997
Noninterest income	8,247	5,891	25,442	20,688
Noninterest expense	23,665	22,748	69,003	68,882
Income tax (benefit) expense	1,088	(6,043)	1,203	(7,121)
Net income (loss)	3,528	(8,895)	6,936	(9,076)
Dividends and accretion on preferred stock	(378)	(378)	(1,122)	(1,122)
Accretion of preferred stock discount	(92)	(86)	(271)	(245)
Net income (loss) available to common shareholders	$ 3,058	$ (9,359)	$ 5,543	$ (10,443)

Earnings (Loss) per share available to common shareholders
Basic	$ 0.13	$ (0.41)	$ 0.24	$ (0.46)
Diluted	$ 0.13	$ (0.41)	$ 0.24	$ (0.46)

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended September		Nine Months Ended September
	2010	2009	2010	2009
Total loans	$ 2,144,270	$ 2,260,411	$ 2,172,148	$ 2,278,781
Total securities	397,896	344,249	378,910	327,459
Total earning assets	2,642,854	2,728,401	2,657,916	2,706,903
Total assets	2,977,605	3,051,335	2,987,101	3,031,623
Total deposits	2,376,285	2,428,693	2,390,404	2,388,587
Shareholders' equity	428,231	428,344	424,682	430,262

PERFORMANCE RATIOS	Three Months Ended September		Nine Months Ended September
	2010	2009	2010	2009
Return on average assets	0.47%	-1.17%	0.31%	-0.40%
Return on average equity	3.27%	-8.24%	2.18%	-2.82%
Return on average realized equity (A)	3.34%	-8.30%	2.22%	-2.84%
Net interest margin (taxable equivalent)	3.63%	3.30%	3.58%	3.37%
Efficiency (taxable equivalent) (B)	71.81%	77.68%	70.18%	75.59%

CAPITAL MANAGEMENT	September 30,
	2010	2009

Tier 1 risk-based capital ratio	14.49%	13.15%
Tangible equity ratio	11.03%	10.39%
Tangible common equity ratio	9.96%	9.35%
Period end shares issued and outstanding	22,748,062	22,661,007
Book value per common share	17.56	17.37
Tangible book value per common share	12.25	11.96

	Three Months Ended September		Nine Months Ended September
	2010	2009	2010	2009
Shares issued	6,028	8,215	86,937	55,944
Average common shares issued and outstanding	22,745,527	22,657,474	22,712,383	22,639,473
Average diluted common shares issued and outstanding	22,795,132	22,707,904	22,767,862	22,689,945
Cash dividends paid per common share	$ 0.04	$ 0.04	$ 0.12	$ 0.24

SUMMARY ENDING BALANCE SHEET	September 30,
	2010	2009
Total loans	$ 2,082,802	$ 2,221,914
Total securities	403,415	345,779
Total earning assets	2,596,037	2,723,516
Total assets	2,919,570	3,021,036
Total deposits	2,348,904	2,404,421
Shareholders' equity	429,454	423,699

OTHER DATA
End of period full time equivalent employees	830	825

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Computed by dividing non-interest expense less amortization of intangibles, foreclosed asset expense and goodwill impairments by the sum of net interest income on a fully tax equivalent basis and non-interest income excluding only gains on securities. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.
(C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended September			Nine Months Ended September
	2010	2009		2010	2009
Allowance for loan losses:
Beginning of period	$ 41,525	$ 34,923		$ 40,172	$ 30,464
Provision for loan losses	3,500	20,050		17,550	34,300

Charge-offs	(5,523)	(14,571)		(19,385)	(25,796)
Recoveries	471	638		1,636	2,072
Net charge-offs	(5,052)	(13,933)		(17,749)	(23,724)

End of period	$ 39,973	$ 41,040		$ 39,973	$ 41,040

Accruing Troubled Debt Restructurings	$ 34,827	$ 5,519

Loans greater than 90 days past due still accruing	$ 2,504	$ 938

	September 30,			Nine Months Ended September
	2010	2009		2010	2009
Non accrual loans	$ 48,673	$ 42,617
Non accrual TDR's	2,411	--
Total non-performing loans	51,084	42,617
Loans held for sale	519	--
Foreclosed assets	10,535	4,189
Total non-performing assets	$ 62,138	$ 46,806
Nonperforming assets as a % of total assets	2.13%	1.55%
Nonperforming assets as a % of loans plus foreclosed assets	2.97%	2.10%
Allowance for loan losses as a % of total loans	1.92%	1.85%
Net charge-offs as a % of average loans outstanding	0.94%	2.47%		1.09%	1.39%

	September 30, 2010
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Commercial:
Commercial & industrial	$ 172,241	$ 6,588	3.82%
Agriculture	784	--	N/A
Total commercial	173,025	6,588	3.81%

Commercial real estate:
Construction, land development & vacant land	251,880	23,303	9.25%
Non-owner occupied	356,493	3,374	0.95%
Owner occupied	384,951	2,907	0.76%
Farmland	18,077	147	0.81%
Total commercial real estate	1,011,401	29,731	2.94%

Consumer	32,043	16	0.05%

Residential real estate:
Residential	733,305	13,210	1.80%
Multi-family	81,231	182	0.22%
Home equity lines	45,007	1,357	3.02%
Total residential	859,543	14,749	1.72%

All other loans	6,790	--	N/A

Total loans	$ 2,082,802	$ 51,084	2.45%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	9/30/2010	9/30/2009	(Decrease)

Assets
Cash and cash equivalents	$ 108,876	$ 148,398	-26.63%

Securities:
Securities available for sale	403,415	345,331	16.82%
Securities held to maturity	--	448	-100.00%
Total securities	403,415	345,779	16.67%

Mortgage loans held for sale	46,624	45,739	1.93%

Loans:
Real estate - construction	269,958	319,067	-15.39%
Real estate - 1-4 family residential	778,312	726,788	7.09%
Real estate - commercial and multifamily	822,675	914,986	-10.09%
Commercial, financial and agricultural	173,025	207,346	-16.55%
Consumer loans	32,042	46,908	-31.69%
All other loans	6,790	6,819	-0.43%
Total loans	2,082,802	2,221,914	-6.26%
Deferred loan costs	708	1,009	-29.83%
Allowance for loan losses	(39,973)	(41,040)	-2.60%
Net loans	2,043,537	2,181,883	-6.34%

Premises and equipment, net	79,737	84,834	-6.01%
Core deposit intangibles, net	7,075	8,961	-21.05%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	30,792	29,866	3.10%
Foreclosed assets	10,535	5,437	93.76%
Other assets	75,327	56,487	33.35%

Total assets	2,919,570	3,021,036	-3.36%

Liabilities
Deposits:
Noninterest bearing deposits	304,178	312,217	-2.57%
Money market & interest checking	975,578	842,536	15.79%
Savings	204,390	194,885	4.88%
CD's and other time deposits	864,758	1,054,783	-18.02%
Total deposits	2,348,904	2,404,421	-2.31%

Federal funds purchased and securities sold under agreements to repurchase	1,156	572	>100.00%
Federal Home Loan Bank advances	85,000	145,000	-41.38%
Subordinated debt	32,991	32,991	0.00%
Deferred income tax liability	1,062
Other liabilities	21,003	14,353	46.33%

Total liabilities	2,490,116	2,597,337	-4.13%

Stockholders' equity
Preferred stock	28,669	28,310	1.27%
Common stock	22,748	22,661	0.38%
Additional paid-in capital	269,870	268,852	0.38%
Retained earnings	99,748	97,776	2.02%
Accumulated other comprehensive income, net	8,419	6,100	38.02%

Total stockholders' equity	429,454	423,699	1.36%

Total liabilities and stockholders' equity	$ 2,919,570	$ 3,021,036	-3.36%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)

			Percent
	For the Three Months Ended		Increase
	9/30/2010	9/30/2009	(Decrease)
Interest Income
Loans, including fees	$ 28,226	$ 30,954	-8.81%
Federal funds sold and deposits in other banks	62	74	-16.22%
Investment securities:
Taxable	2,134	2,107	1.28%
Tax-exempt	1,149	1,112	3.33%
Dividends	11	195	-94.36%
Total interest income	31,582	34,442	-8.30%

Interest Expense
Deposits	6,744	10,857	-37.88%
Federal funds purchased and securities sold under agreements to repurchase	8	4	100.00%
Federal Home Loan Bank advances and other borrowings	1,010	1,320	-23.48%
Subordinated debt	286	292	-2.05%

Total interest expense	8,048	12,473	-35.48%

Net interest income	23,534	21,969	7.12%
Provision for loan losses	3,500	20,050	-82.54%
Net interest income after provision for loan losses	20,034	1,919	>100.00%

Noninterest Income
Retail banking fees	4,125	4,329	-4.71%
Commissions and fees from fiduciary activities	818	736	11.14%
Brokerage fee income	318	369	-13.82%
Mortgage banking-related fees	2,602	1,783	45.93%
Losses on mortgage indemnifications and repurchases	(809)	(55)	>100.00%
Losses on sale of premises and equipment	--	(17)	-100.00%
Impairments of securities available for sale	(53)	(1,870)	-97.17%
Gains on securities available for sale	336	32	>100.00%
Losses / impairments on foreclosed assets	(18)	(122)	-85.25%
Income from bank owned life insurance	322	328	-1.83%
Other operating income	606	378	>100.00%
Total noninterest income	8,247	5,891	39.99%

Noninterest Expense
Compensation and employee benefits	11,687	11,027	5.99%
Net occupancy	1,996	2,121	-5.89%
Supplies and equipment	1,963	2,069	-5.12%
Amortization-intangible assets	413	432	-4.40%
Marketing	313	404	-22.52%
State franchise taxes	554	574	-3.48%
FDIC insurance	1,617	1,159	39.52%
Data processing	634	391	62.15%
Professional fees	656	609	7.72%
Telecommunications	410	452	-9.29%
Other operating expenses	3,422	3,510	-2.51%
Total noninterest expense	23,665	22,748	4.03%

Income (loss) before income taxes	4,616	(14,938)	>100.00%
Income tax benefit	1,088	(6,043)	>100.00%
Net income (loss)	$ 3,528	$ (8,895)	>100.00%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)

			Percent
	For the Nine Months Ended		Increase
	9/30/2010	9/30/2009	(Decrease)
Interest Income
Loans, including fees	$ 86,162	$ 95,140	-9.44%
Federal funds sold and deposits in other banks	193	158	22.15%
Investment securities:
Taxable	6,560	7,262	-9.67%
Tax-exempt	3,226	2,932	10.03%
Dividends	71	117	-39.32%
Total interest income	96,212	105,609	-8.90%

Interest Expense
Deposits	22,953	33,868	-32.23%
Federal funds purchased and securities sold under agreements to repurchase	22	11	100.00%
Federal Home Loan Bank advances and other borrowings	3,179	4,441	-28.42%
Subordinated debt	808	992	-18.55%

Total interest expense	26,962	39,312	-31.42%

Net interest income	69,250	66,297	4.45%
Provision for loan losses	17,550	34,300	-48.83%
Net interest income after provision for loan losses	51,700	31,997	61.58%

Noninterest Income
Retail banking fees	12,338	12,153	1.52%
Commissions and fees from fiduciary activities	2,496	2,238	11.53%
Brokerage fee income	1,103	867	27.22%
Mortgage banking-related fees	6,620	5,374	23.19%
Losses on mortgage indemnifications and repurchases	(1,411)	(231)	>100.00%
Gain on sale of financial center	748	--	N/A
Gains (losses) on sale of premises and equipment	27	(107)	>100.00%
Impairments of securities available for sale	(53)	(1,870)	-97.17%
Gains on securities available for sale	656	44	>100.00%
Losses / impairments on foreclosed assets	(459)	(797)	-42.41%
Income from bank owned life insurance	972	962	1.04%
Other operating income	2,405	2,055	17.03%
Total noninterest income	25,442	20,688	22.98%

Noninterest Expense
Compensation and employee benefits	34,095	32,390	5.26%
Net occupancy	6,218	6,375	-2.46%
Supplies and equipment	6,295	6,475	-2.78%
Amortization-intangible assets	1,238	1,305	-5.13%
Marketing	786	914	-14.00%
State franchise taxes	1,662	1,744	-4.70%
FDIC insurance	4,048	4,352	-6.99%
Data processing	1,741	1,893	-8.03%
Professional fees	2,071	1,602	29.28%
Telecommunications	1,256	1,396	-10.03%
Other operating expenses	9,593	10,436	-8.08%
Total noninterest expense	69,003	68,882	0.18%

Income (loss) before income taxes	8,139	(16,197)	>100.00%
Income tax expense (benefit)	1,203	(7,121)	>100.00%
Net income (loss)	$ 6,936	$ (9,076)	>100.00%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Dollars in thousands)

	For the Three Months Ended September 30, (unaudited)
	2010			2009
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$ 2,144,270	$ 28,274	5.23%	$ 2,260,411	$ 31,055	5.45%
Investment securities
Taxable	279,963	2,143	3.00%	232,267	2,302	3.88%
Tax exempt	117,933	1,769	5.87%	111,982	1,710	5.98%
Total investments	397,896	3,912	3.85%	344,249	4,012	4.56%

Interest bearing deposits	61,574	37	0.24%	54,109	36	0.26%
Federal funds sold	39,114	25	0.25%	69,632	38	0.21%
	498,584	3,974	3.12%	467,990	4,086	3.42%

Total earning assets	2,642,854	$ 32,248	4.84%	2,728,401	$ 35,141	5.11%

Total nonearning assets	334,751			322,934

Total assets	$ 2,977,605			$ 3,051,335

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$ 558,996	$ 583	0.41%	$ 536,184	$ 1,276	0.94%
Money market	398,846	1,117	1.11%	312,479	1,199	1.52%
Savings	235,379	443	0.75%	194,314	431	0.88%
Time deposits:
Less than $100,000	594,434	2,933	1.96%	713,888	5,071	2.82%
$100,000 and more	283,747	1,668	2.33%	359,362	2,880	3.18%
Total interest-bearing deposits	2,071,402	6,744	1.29%	2,116,227	10,857	2.04%

Federal funds purchased and securities sold under agreements to repurchase	1,087	8	2.88%	554	4	2.95%
Federal Home Loan Bank advances and other borrowings	118,587	1,010	3.33%	145,000	1,320	3.56%
Subordinated debt	32,991	286	3.39%	32,991	292	3.46%

	152,665	1,304	3.34%	178,545	1,616	3.54%

Total interest-bearing liabilities	2,224,067	8,048	1.43%	2,294,772	12,473	2.16%

Total noninterest-bearing liabilities	325,307			328,219

Total liabilities	2,549,374			2,622,991
Stockholders' equity	428,231			428,344

Total liabilities and stockholders' equity	$ 2,977,605			$ 3,051,335

Net interest income (tax equivalent)		$ 24,200			$ 22,668
Average interest rate spread			3.41%			2.95%
Interest expense as percentage of average earning assets			1.21%			1.81%
Net interest margin			3.63%			3.30%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Dollars in thousands)

	For the Nine Months Ended September 30, (unaudited)
	2010			2009
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$ 2,172,148	$ 86,311	5.31%	$ 2,278,781	$ 95,455	5.60%
Investment securities
Taxable	269,614	6,631	3.24%	229,777	7,379	4.23%
Tax exempt	109,296	4,963	5.99%	97,682	4,511	6.09%
Total investments	378,910	11,594	4.03%	327,459	11,890	4.79%

Interest bearing deposits	55,560	95	0.23%	51,972	80	0.20%
Federal funds sold	51,298	98	0.25%	48,691	78	0.21%
	485,768	11,787	3.20%	428,122	12,048	3.71%

Total earning assets	2,657,916	$ 98,098	4.93%	2,706,903	$ 107,503	5.31%

Total nonearning assets	329,185			324,720

Total assets	$ 2,987,101			$ 3,031,623

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$ 563,238	$ 2,817	0.67%	$ 525,761	$ 3,928	1.00%
Money market	393,675	3,532	1.20%	274,671	3,076	1.50%
Savings	219,969	1,374	0.84%	191,522	1,261	0.88%
Time deposits:
Less than $100,000	617,562	9,884	2.14%	756,730	17,056	3.01%
$100,000 and more	295,455	5,346	2.42%	329,713	8,547	3.47%
Total interest-bearing deposits	2,089,899	22,953	1.47%	2,078,397	33,868	2.18%

Federal funds purchased and securities sold under agreements to repurchase	967	22	2.95%	455	11	3.19%
Federal Home Loan Bank advances and other borrowings	122,857	3,179	3.41%	166,319	4,441	3.52%
Subordinated debt	32,991	808	3.23%	32,991	992	3.97%

	156,815	4,009	3.37%	199,765	5,444	3.59%

Total interest-bearing liabilities	2,246,714	26,962	1.60%	2,278,162	39,312	2.30%

Total noninterest-bearing liabilities	315,705			323,199

Total liabilities	2,562,419			2,601,361
Stockholders' equity	424,682			430,262

Total liabilities and stockholders' equity	$ 2,987,101			$ 3,031,623

Net interest income (tax equivalent)		$ 71,136			$ 68,191
Average interest rate spread			3.33%			3.01%
Interest expense as percentage of average earning assets			1.36%			1.94%
Net interest margin			3.58%			3.37%

STELLARONE CORPORATION (NASDAQ: STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND
(Dollars in thousands, except per share data)

	Quarter Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Interest income	31,582	32,150	32,481	34,106
Interest expense	8,048	8,932	9,982	11,200
Net interest income	23,534	23,218	22,499	22,906
Provision for loan losses	3,500	7,350	6,700	3,500
Total net interest income after provision	20,034	15,868	15,799	19,406
Non interest income	8,247	8,380	8,814	5,540
Non interest expense	23,665	22,791	22,547	24,875
Income (loss) before income taxes	4,616	1,457	2,066	71
Income tax (benefit) expense	1,088	(96)	212	(474)
Net income (loss)	3,528	1,553	1,854	545
Preferred stock dividends	(378)	(374)	(370)	(378)
Accretion of preferred stock discount	(92)	(91)	(88)	(88)
Net income (loss) available to common shareholders	3,058	1,088	1,396	79
Net income (loss) per share
basic	0.13	0.05	0.06	--
diluted	0.13	0.05	0.06	--

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION
(Dollars in thousands)

At and for the Three Months Ended September 30, 2010 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 23,437	$ 383	$ --	$ (286)	$ --	$ 23,534
Provision for loan losses	3,500	--	--	--	--	3,500
Noninterest income	6,129	1,857	1,136	213	(1,088)	8,247
Noninterest expense	21,197	2,032	997	527	(1,088)	23,665
Provision for income taxes	1,208	62	42	(224)	--	1,088
Net income (loss)	$ 3,661	$ 146	$ 97	$ (376)	$ --	$ 3,528

Total Assets	$ 2,855,275	$ 47,977	$ 654	$ 466,998	$ (451,334)	$ 2,919,570
Average Assets	$ 2,918,727	$ 41,029	$ 330	$ 465,035	$ (447,516)	$ 2,977,605

At and for the Three Months Ended September 30, 2009 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 21,817	$ 443	$ --	$ (291)	$ --	$ 21,969
Provision for loan losses	20,050	--	--	--	--	20,050
Noninterest income	5,713	1,781	1,105	(1,657)	(1,051)	5,891
Noninterest expense	20,904	1,429	915	551	(1,051)	22,748
Provision for income taxes	(5,027)	239	57	(1,312)	--	(6,043)
Net income (loss)	$ (8,397)	$ 556	$ 133	$ (1,187)	$ --	$ (8,895)

Total Assets	$ 2,914,691	$ 48,134	$ 635	$ 461,093	$ (403,517)	$ 3,021,036
Average Assets	$ 2,949,156	$ 42,057	$ 406	$ 464,863	$ (405,147)	$ 3,051,335

At and for the Nine Months Ended September 30, 2010 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 69,010	$ 1,049	$ --	$ (809)	$ --	$ 69,250
Provision for loan losses	17,550	--	--	--	--	17,550
Noninterest income	20,281	5,269	2,463	638	(3,209)	25,442
Noninterest expense	63,245	5,469	1,948	1,550	(3,209)	69,003
Provision for income taxes	1,457	255	155	(664)	--	1,203
Net income (loss)	$ 7,039	$ 594	$ 360	$ (1,057)	$ --	$ 6,936

Average Assets	$ 2,933,782	$ 35,528	$ 340	$ 461,711	$ (444,260)	$ 2,987,101

At and for the Nine Months Ended September 30, 2009 (In thousands):

	Commercial Bank	Mortgage Banking	Wealth Management	Other	Intersegment Elimination	Consolidated
Net interest income	$ 66,044	$ 1,241	$ --	$ (988)	$ --	$ 66,297
Provision for loan losses	34,300	--	--	--	--	34,300
Noninterest income	17,988	5,144	1,999	(1,291)	(3,152)	20,688
Noninterest expense	64,142	4,700	1,861	1,331	(3,152)	68,882
Provision for income taxes	(6,343)	506	41	(1,325)	--	(7,121)
Net income (loss)	$ (8,067)	$ 1,179	$ 97	$ (2,285)	$ --	$ (9,076)

Average Assets	$ 2,932,227	$ 39,386	$ 476	$ 466,409	$ (406,875)	$ 3,031,623
CONTACT:  Jeffrey W. Farrar
          Executive Vice President
          and CFO of StellarOne Corporation
          (434) 964-2217
          jfarrar@stellarone.com